Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Eastman Chemical Company of our report dated February 25, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting of Eastman Chemical Company, which appears in Eastman Chemical Company’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Cincinnati, OH
May 15, 2009